EXHIBIT 99.1

News Release

First Solar, Inc. Announces Third Quarter 2016 Financial Results

•	Net sales of $688 million

•	GAAP earnings per share of $1.49

•	Non-GAAP earnings per share of $1.22

•	Cash and marketable securities of $2.1 billion, net cash of $1.3 billion

•	Maintain 2016 EPS guidance; Revenue guidance lowered for revised project sale timing

TEMPE, Ariz., November 2, 2016 – First Solar, Inc. (Nasdaq: FSLR) today announced financial results for the third quarter of 2016. Net sales were $688 million, a decrease of $246 million from the prior quarter due to the completion of multiple systems projects during the quarter, partially offset by higher module-only sales.

The Company reported third quarter earnings per share of $1.49, compared to $0.13 in the prior quarter. The third quarter was impacted by pre-tax charges of $4 million, related to previously announced restructuring actions. Restructuring related charges in the second quarter were $86 million. Third quarter non-GAAP earnings per share, adjusted for restructuring charges and a foreign tax benefit, were $1.22, compared to $0.87 in the second quarter. Net income was higher versus the prior quarter as a result of lower restructuring charges and the aforementioned foreign tax benefit.

Cash and marketable securities at the end of the third quarter increased to $2.1 billion, primarily due to borrowing under the Company’s revolving credit facility. The short-term borrowing is a result of the ongoing construction of large scale projects which have not yet been sold. Cash flows used in operations were $76 million in the third quarter.

“In the third quarter our operational and financial results were solid,” said Mark Widmar, CEO of First Solar. “Our entire fleet module efficiency for the past quarter was 16.5% and our lead line efficiency exited the quarter at 16.9%, demonstrating continued execution on our technology roadmap. We are pleased with our current year financial performance; however, current market conditions are extremely challenging and require us to carefully assess our short and long-term strategic response.”

The Company updated its 2016 guidance based on third quarter results and the revised sale timing for the California Flats and Moapa projects. These projects are now expected to be sold in 2017. The updated guidance is as follows:

2016 Guidance	Prior GAAP	Current GAAP	Prior Non-GAAP	Current Non-GAAP
Net Sales	$3.8B to $4.0B	$2.8B to $2.9B
Gross Margin %	18.5% to 19.0%	25.5% to 26.0%
Operating Expenses	$485M to $520M	$480M to $500M	$380M to $400M	$375M to $385M
Operating Income	$205M to $250M	$235M to $255M	$310M to $370M	$340M to $370M
Effective Tax Rate	4% to 6%	(5%) to (3%)	16% to 18%	8% to 10%
Earnings per Share[1]	$3.65 to $3.90	$3.75 to $3.90	$4.20 to $4.50	$4.30 to $4.50
Net Cash Balance[2]	$1.9B to $2.2B	$1.4B to $1.5B
Operating Cash Flow[3]	$500M to $650M	($100M) to $0M
Capital Expenditures	$275M to $325M	$225M to $275M
Shipments	2.9GW to 3.0GW	2.8GW to 2.9GW

1.
Includes a gain of approximately $110 million, net of tax, from the expected sale of an equity method investment and our share of 8point3 earnings and a gain in other income of approximately $20 million, net of tax, from the sale of restricted investments in Q1 2016

2.	Defined as cash and marketable securities less expected debt at the end of 2016

3.	Excludes cash from the sale of an equity method investment treated as an investing cash flow

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For a reconciliation of the non-GAAP measures presented above to measures presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), see the tables below.

First Solar has scheduled a conference call for today, November 2, 2016 at 4:30 p.m. ET to discuss this announcement. A live webcast of this conference call is available at http://investor.firstsolar.com/events.cfm.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will remain available until November 9, 2016 at 7:30 p.m. ET and can be accessed by dialing 888-203-1112 if you are calling from within the United States or 719-457-0820 if you are calling from outside the United States and entering the replay pass code 4525767. A replay of the webcast will be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About First Solar, Inc.

First Solar is a leading global provider of comprehensive photovoltaic (PV) solar systems which use its advanced module and system technology. The Company's integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar's renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: effects on our financial statements and guidance resulting from certain module manufacturing changes; our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs (including estimated future module collection and recycling costs), warranties, solar module efficiency and balance of systems cost reduction roadmaps, restructuring, product reliability, investments in unconsolidated affiliates and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; our ability to reduce the costs to construct PV solar power systems; research and development programs and our ability to improve the conversion efficiency of our solar modules; our ability to expand manufacturing capacity worldwide; sales and marketing initiatives; and competition. These forward-looking statements are often characterized by the use of words such as "estimate," "expect," "anticipate," "project," "plan," "intend," "seek," "believe," "forecast," "foresee," "likely," "may," "should," "goal," "target," "might," "will," "could," "predict," "continue" and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in Item 1A: "Risk Factors," of our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC.

Contacts

First Solar Investors
Steve Haymore
+1 602 414-9315
stephen.haymore@firstsolar.com

First Solar Media
Steve Krum
+1 602-427-3359
steve.krum@firstsolar.com

www.firstsolar.com

FIRST SOLAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$1,414,219	$1,126,826
Marketable securities	675,985	703,454
Accounts receivable trade, net	323,049	500,629
Accounts receivable, unbilled and retainage	245,782	59,171
Inventories	369,086	380,424
Balance of systems parts	77,942	136,889
Deferred project costs	94,549	187,940
Notes receivable, affiliate	—	1,276
Prepaid expenses and other current assets	264,806	248,977
Total current assets	3,465,418	3,345,586
Property, plant and equipment, net	1,266,337	1,284,136
PV solar power systems, net	487,246	93,741
Project assets and deferred project costs	1,312,081	1,111,137
Deferred tax assets, net	347,081	357,693
Restricted cash and investments	409,640	333,878
Investments in unconsolidated affiliates and joint ventures	448,963	399,805
Goodwill	78,888	84,985
Other intangibles, net	72,386	110,002
Inventories	102,162	107,759
Notes receivable, affiliates	20,313	17,887
Other assets	77,145	69,722
Total assets	$8,087,660	$7,316,331
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$201,835	$337,668
Income taxes payable	10,486	1,330
Accrued expenses	328,969	409,452
Current portion of long-term debt	626,026	38,090
Billings in excess of costs and estimated earnings	80,830	87,942
Payments and billings for deferred project costs	103,337	28,580
Other current liabilities	55,841	57,738
Total current liabilities	1,407,324	960,800
Accrued solar module collection and recycling liability	169,679	163,407
Long-term debt	161,131	251,325
Other liabilities	403,767	392,312
Total liabilities	2,141,901	1,767,844
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 103,912,069 and 101,766,797 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	104	102
Additional paid-in capital	2,767,562	2,742,795
Accumulated earnings	3,128,229	2,790,110
Accumulated other comprehensive income	49,864	15,480
Total stockholders’ equity	5,945,759	5,548,487
Total liabilities and stockholders’ equity	$8,087,660	$7,316,331

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FIRST SOLAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$688,029	$1,271,245	$2,470,894	$2,636,671
Cost of sales	501,749	786,880	1,830,504	1,948,842
Gross profit	186,280	484,365	640,390	687,829
Operating expenses:
Research and development	32,173	29,630	95,291	93,865
Selling, general and administrative	60,345	53,716	191,624	192,305
Production start-up	752	3,198	807	16,818
Restructuring and asset impairments	4,314	—	89,846	—
Total operating expenses	97,584	86,544	377,568	302,988
Operating income	88,696	397,821	262,822	384,841
Foreign currency loss, net	(2,296)	(1,803)	(8,259)	(4,981)
Interest income	5,894	5,322	18,829	16,444
Interest expense, net	(5,563)	(1,775)	(17,356)	(2,795)
Other income (expense), net	6,419	(1,678)	48,725	(3,729)
Income before taxes and equity in earnings of unconsolidated affiliates	93,150	397,887	304,761	389,780
Income tax benefit (expense)	50,522	(48,454)	7,711	(9,134)
Equity in earnings of unconsolidated affiliates, net of tax	10,474	(115)	25,647	1,640
Net income	$154,146	$349,318	$338,119	$382,286
Net income per share:
Basic	$1.49	$3.46	$3.30	$3.80
Diluted	$1.49	$3.41	$3.28	$3.75
Weighted-average number of shares used in per share calculations:
Basic	103,339	100,906	102,496	100,713
Diluted	103,733	102,299	103,062	101,845

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Non-GAAP Financial Measures

In the press release above, we provided non-GAAP earnings per share for the three months ended September 30, 2016. We have included this non-GAAP financial measure to adjust for (i) restructuring and asset impairment charges primarily related to severance benefits to terminated employees and certain other actions unrelated to the end of our crystalline silicon module production, (ii) write-downs of certain crystalline silicon module inventories, (iii) the reversal of a liability associated with an uncertain tax position related to the income of a foreign subsidiary and (iv) the tax benefits associated with these items. We believe non-GAAP earnings per share, when taken together with corresponding GAAP financial measures, to be relevant and useful information to our investors because it provides them with additional information in assessing our financial operating results. Our management uses this non-GAAP financial measure in evaluating our operating performance. However, this measure has limitations, including that it excludes the effect of certain changes to our assets and liabilities and certain amounts that we may ultimately have to pay in cash. Accordingly, this non-GAAP financial measure should be considered in addition to, and not as a substitute for, or superior to net earnings per share prepared in accordance with GAAP. The following is the reconciliation of earnings per share prepared in accordance with GAAP to non-GAAP earnings per share (in millions, except per share amounts):

Three Months Ended September 30, 2016
Net income	$154.1

Restructuring and asset impairments	4.3
Write-downs of crystalline silicon module inventories	4.9
Foreign tax benefit	(35.4)
Tax effect*	(1.3)
Non-GAAP net income	$126.6

Weighted-average number of shares used for diluted earnings per share	103.7

GAAP earnings per share	$1.49
Non-GAAP earnings per share	$1.22

*Restructuring treated as a non-discrete item for tax purposes and will be reflected in the effective tax rate over the duration of 2016.

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In the press release above, we provided non-GAAP guidance for our operating expenses, operating income, effective tax rate and earnings per share for the year ending December 31, 2016 as of the date of this press release (“current non-GAAP 2016 guidance”) and as of the date of the press release announcing our earnings for the quarter ended June 30, 2016 (“prior non-GAAP 2016 guidance”). We have included these forward-looking non-GAAP financial measures to adjust our GAAP projections of such financial measures for (i) restructuring and asset impairment charges primarily associated with the end of our crystalline silicon operations, (ii) additional restructuring activities expected during the remainder of the year and (iii) the reversal of a liability associated with an uncertain tax position related to the income of a foreign subsidiary. Other GAAP charges, including those related to asset impairments, restructuring programs or litigation, that would be excluded from non-GAAP earnings per share are possible for the year ending December 31, 2016, but such amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown. These GAAP charges are also dependent upon future events and valuations that have not yet occurred or been performed. We believe these forward-looking non-GAAP financial measures, when taken together with our corresponding financial guidance based on GAAP, to be relevant and useful information to our investors because they provide them with additional information in assessing our financial operating results. Our management also uses such non-GAAP guidance in evaluating our operating performance. However, such measures have limitations, including that they exclude the effect of certain changes to our assets and liabilities, certain amounts that we may ultimately have to pay in cash and certain tax benefits. Accordingly, these forward-looking non-GAAP financial measures that exclude the aforementioned items should be considered in addition to, and not as substitutes for or superior to, financial guidance based on GAAP. The following are the reconciliations of our current non-GAAP 2016 guidance and our prior non-GAAP 2016 guidance to the corresponding GAAP 2016 guidance as of the applicable date (in millions, except per share amounts):

Reconciliation of Current Non-GAAP 2016 Guidance to Current GAAP 2016 Guidance

	GAAP Guidance	Restructuring Charges[1]	Foreign Tax Benefit[2]	Non-GAAP Guidance
Operating Expenses	$480 to $500	($105 to $110)	—	$375 to $385
Operating Income	$235 to $255	$105 to $115	—	$340 to $370
Effective Tax Rate[3]	(5%) to (3%)	$15 to $20	$35	8% to 10%
Earnings per Share	$3.75 to $3.90	$0.85 to $0.90	($0.30)	$4.30 to $4.50

1.
$90 to $95 million of restructuring, asset impairment and related charges primarily associated with the end of our crystalline silicon module production and $15 to $20 million associated with other actions

2.	Tax benefit in Q3 2016 from the reversal of a liability associated with an uncertain tax position related to the income of a foreign subsidiary

3.	Effective tax rate reconciliation provides the estimated tax benefit associated with restructuring and asset impairment charges and the reversal of an uncertain tax position liability

Reconciliation of Prior Non-GAAP 2016 Guidance to Prior GAAP 2016 Guidance

	GAAP Guidance	Restructuring Charges[1]	Foreign Tax Benefit[2]	Non-GAAP Guidance
Operating Expenses	$485 to $520	($105 to $120)	—	$380 to $400
Operating Income	$205 to $250	$105 to $120	—	$310 to $370
Effective Tax Rate[3]	4% to 6%	$15 to $25	$35	16% to 18%
Earnings per Share	$3.65 to $3.90	$0.85 to $0.90	($0.30)	$4.20 to $4.50

1.
$90 to $100 million of restructuring, asset impairment and related charges primarily associated with the end of our crystalline silicon module production and $15 to $20 million associated with other actions

2.	Expected tax benefit in Q3 2016 from the reversal of a liability associated with an uncertain tax position related to the income of a foreign subsidiary

3.	Effective tax rate reconciliation provides the estimated tax benefit associated with restructuring and asset impairment charges and the reversal of an uncertain tax position liability

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